As filed with the Securities and Exchange Commission on September 9, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PERRIGO COMPANY PLC

PERRIGO FINANCE UNLIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland Ireland	Not Applicable Not Applicable
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

The Sharp Building

Hogan Place

Dublin 2, Ireland D02 TY74

+353 1 7094000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Todd W. Kingma, Esq.

Interim Executive Vice President, General Counsel and Company Secretary

Perrigo Company plc

430 Monroe Avenue NW

Grand Rapids, Michigan 49503

(269) 673-8451

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark Hayek, Esq.

Lee T. Barnum, Esq.

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

(212) 859-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B). ☐

TABLE OF ADDITIONAL REGISTRANTS

The following direct or indirect subsidiaries of Perrigo Company plc may also be guarantors of debt securities issued by Perrigo Company plc or Perrigo Finance Unlimited Company and are Co-Registrants:

Exact name of registrant as specified in its charter[1]	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
Athena Neurosciences, LLC	Delaware	33-0204761
Chefaro Ireland Designated Activity Company	Ireland	N/A
Elan Pharmaceuticals, LLC	Delaware	77-0128552
Galpharm Healthcare Limited	United Kingdom	98-0578384
Galpharm International Limited	United Kingdom	98-0578383
Gr8ness, LLC	Michigan	85-0693870
L. Perrigo Company	Michigan	38-0920980
Medgenix Benelux NV	Belgium	N/A
OCE-BIO BV	Belgium	N/A
Perrigo Belgium NV	Belgium	N/A
Perrigo Capital NV	Belgium	N/A
Omega Pharma Innovation & Development NV	Belgium	N/A
Omega Pharma International NV	Belgium	N/A
Omega Pharma Limited	United Kingdom	N/A
Omega Pharma Trading NV	Belgium	N/A
Omega Teknika Designated Activity Company	Ireland	N/A
PBM Canada Holdings, LLC	Delaware	20-3220996
PBM Nutritionals, LLC	Delaware	20-1781050
PBM Products, LLC	Delaware	22-3499315
Perrigo Americas Holdings, Inc.	Michigan	88-1182714
Perrigo Company	Michigan	38-2799573
Perrigo Corporation Designated Activity Company	Ireland	N/A
Perrigo Diabetes Care, LLC	Delaware	45-4047338
Perrigo Direct, Inc.	Georgia	58-2435388
Perrigo Europe Invest NV	Belgium	N/A
Perrigo Finance (US) LLC	Michigan	85-0704076
Perrigo Florida, Inc.	Florida	65-0336176
Perrigo Holding NV	Belgium	N/A
Perrigo Holdings Unlimited Company	Ireland	98-0112748
Perrigo International Finance Designated Activity Company	Ireland	N/A
Perrigo International Holdings II, Inc.	Delaware	26-3291038
Perrigo International Holdings, LLC	Delaware	38-3339826
Perrigo International, Inc.	Michigan	38-3144353
Perrigo Investments, LLC	Delaware	88-0798539
Perrigo Ireland 1 Designated Activity Company	Ireland	N/A
Perrigo Ireland 10 Unlimited Company	Ireland	N/A
Perrigo Supply Chain International Designated Activity Company	Ireland	N/A
Perrigo Ireland 13 Designated Activity Company	Ireland	N/A
Perrigo Ireland 2 Designated Activity Company	Ireland	N/A
Perrigo Ireland 4 Unlimited Company	Ireland	N/A
Perrigo Ireland 5 Unlimited Company	Ireland	N/A
Perrigo Ireland 6 Unlimited Company	Ireland	98-1545816
Perrigo Ireland 9 Unlimited Company	Ireland	N/A
Perrigo Management Company	Michigan	46-4265495

[1]	The address for each of the additional registrants is c/o Perrigo Company plc, The Sharp Building, Hogan Place Dublin 2, Ireland D02 TY74; Telephone: +353 1 7094000.

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
Perrigo Mexico Investment Holdings, LLC	Delaware	27-0243103
Perrigo New York, Inc.	Delaware	13-3785453
Perrigo Pharma International Designated Activity Company	Ireland	98-0551187
Perrigo Pharma Limited	United Kingdom	98-0597624
Perrigo Research & Development Company	Michigan	82-0541583
Perrigo Sales Corporation	Michigan	38-3233149
Perrigo Science One Designated Activity Company	Ireland	N/A
Perrigo UK Acquisition Limited	United Kingdom	98-0500931
PMI Branded Pharmaceuticals, Inc.	Michigan	81-1656738
Ranir Global Holdings, LLC	Delaware	26-2014628
Ranir (Holdings) Limited	United Kingdom	98-0673906
Ranir, LLC	Delaware	34-2041122
Wrafton Laboratories Limited	United Kingdom	98-0503957

PROSPECTUS

Perrigo Company plc

Perrigo Finance Unlimited Company

Debt Securities

Guarantees of Debt Securities

Ordinary Shares

Preferred Shares

Perrigo Company plc may from time to time issue debt securities, including convertible debt securities, ordinary shares, nominal value €0.001 per share, and preferred shares, nominal value $0.0001 per share, including convertible preferred shares, described in this prospectus in one or more offerings and may guarantee debt securities issued by Perrigo Finance Unlimited Company under this prospectus. Perrigo Finance Unlimited Company, an indirect wholly-owned finance subsidiary of Perrigo Company plc, may from time to time issue debt securities described in this prospectus in one or more offerings and may guarantee debt securities, including convertible debt securities, issued by Perrigo Company plc under this prospectus. The accompanying prospectus supplement will specify the terms of the securities, to the extent required. We urge you to read carefully this prospectus, any accompanying prospectus supplement, and any documents we incorporate by reference in this prospectus and any accompanying prospectus supplement before you make your investment decision. Perrigo Company plc’s ordinary shares are listed and traded on the New York Stock Exchange under the symbol “PRGO.”

We may sell these securities to or through underwriters, dealers and agents, or directly to purchasers, on a delayed or continuous basis or through any other means described in this prospectus under “Plan of Distribution” and in supplements to this prospectus in connection with a particular offering of securities.

This prospectus describes some of the general terms that may apply to the securities and the general manner in which they may be offered. The specific terms of the securities and the specific manner in which they may be offered, including the names of any underwriters, dealers or agents, will be described in the applicable supplement to this prospectus.

Investing in our securities involves risks. You should carefully consider all of the information set forth in this prospectus. In addition, you should carefully consider the risk factors on page 3 of this prospectus and in any accompanying prospectus supplement or any documents we incorporate by reference in this prospectus and any accompanying prospectus supplement, before deciding to invest in any of our securities.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 9, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the “Securities Act,” in the case of Perrigo Company plc, and an indirect wholly-owned subsidiary of a well-known seasoned issuer, in the case of Perrigo Finance Unlimited Company, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. No limit exists on the aggregate amount of securities we may sell pursuant to the registration statement.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement to this prospectus, any documents that we incorporate by reference in this prospectus and any prospectus supplement and the additional information described below under “Where You Can Find More Information” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference in this prospectus or in any prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects or other information concerning us may have changed since that date.

In this prospectus, unless otherwise indicated or unless the context otherwise requires, “the Company,” “we,” “us,” “our” and similar terms refer to Perrigo Company plc, a public limited company incorporated under the laws of Ireland, and its consolidated subsidiaries, including Perrigo Finance Unlimited Company. References to “Perrigo” under “Description of Ordinary Shares” refer to Perrigo Company plc only, and not any of its subsidiaries.

PERRIGO COMPANY PLC

We are a leading provider of over-the-counter (“OTC”) health and wellness solutions that are designed to enhance individual well-being and empower consumers to proactively prevent or treat conditions that can be self-managed. Our vision is to make lives better by bringing Quality, Affordable Self-Care Products that consumers trust everywhere they are sold. We are headquartered in Ireland and sell our products primarily in North America and Europe as well as in other markets around the world.

We have two reportable segments, aligned primarily by type of product: Consumer Self-Care Americas and Consumer Self-Care International.

Perrigo Company plc was incorporated under the laws of Ireland on June 28, 2013, and became the successor registrant of Perrigo Company on December 18, 2013. Our principal executive offices are located at the Sharp Building, Hogan Place, Dublin 2, Ireland, D02 TY74, and our administrative offices are located at 430 Monroe Avenue NW, Grand Rapids, Michigan 49503. Our telephone number is +353 1 7094000. Our website address is www.perrigo.com, where we make available free of charge our reports on Forms 10-K, 10-Q and 8-K, including any amendments to these reports, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Information contained on our website is not incorporated by reference in and does not constitute part of this prospectus. These filings are also available to the public at www.sec.gov.

PERRIGO FINANCE UNLIMITED COMPANY

Perrigo Finance Unlimited Company was incorporated under the laws of Ireland on October 19, 2004. Perrigo Finance Unlimited Company is an indirect wholly-owned finance subsidiary of Perrigo Company plc whose primary purpose is to finance the business and operations of Perrigo Company plc and its affiliates. An unlimited company, such as Perrigo Finance Unlimited Company, has no limit on the liability of the shareholders, and creditors have recourse to the shareholders in respect of liabilities that may be owed by the company which the company failed to discharge. Perrigo Company, a Michigan corporation that is an indirect wholly-owned subsidiary of Perrigo Company plc, is the sole shareholder of Perrigo Finance Unlimited Company.

RISK FACTORS

Before deciding to invest in our securities, you should carefully consider the risk factors and forward-looking statements described in Part I, Item 1A of our most recent Annual Report on Form 10-K for the year ended December 31, 2023 (which is incorporated by reference herein). In addition, you should carefully consider the risk factors and other information in any accompanying prospectus supplement or any documents we incorporate by reference in this prospectus or in any accompanying prospectus supplement, before deciding to invest in any of our securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any documents we incorporate by reference herein or therein and oral statements made from time to time by us may contain so-called “forward-looking statements” (within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our, or our industry’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about our expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this prospectus, any prospectus supplement and any documents we incorporate by reference herein or therein are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “forecast,” “predict,” “potential” or the negative of those terms or other comparable terminology. One should carefully evaluate these forward-looking statements in light of factors, including risk factors, described under “Risk Factors” above and in any applicable prospectus supplement and in the documents incorporated by reference herein or in any prospectus supplement in which we discuss in more detail various important factors that could cause actual results to differ from expected or historic results. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this prospectus are made only as of the date hereof, and unless otherwise required by applicable securities laws, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be set forth in the filings that will be incorporated by reference herein as described below under “Where You Can Find More Information” and in any prospectus supplement hereto.

USE OF PROCEEDS

Except as may be otherwise set forth in the applicable prospectus supplement accompanying this prospectus, we plan to add the net proceeds we receive from sales of the securities offered by this prospectus to our general funds and to use the funds for general corporate purposes. These could include capital expenditures; the repayment of debt; investment in subsidiaries; additions to working capital; the repurchase, redemption or retirement of securities; acquisitions and other business opportunities. We will provide additional information about the use of net proceeds from the sale of our securities that we may offer from time to time pursuant to this prospectus in the applicable prospectus supplement relating to a particular offering.

DESCRIPTION OF SECURITIES

Perrigo Company plc may issue from time to time, in one or more offerings, debt securities, including convertible debt securities, ordinary shares, nominal value €0.001 per share, and preferred shares, nominal value $0.0001 per share, including convertible preferred shares. Perrigo Finance Unlimited Company may issue from time to time, in one or more offerings, debt securities. In addition, Perrigo Company plc and certain of its subsidiaries may issue guarantees of debt securities issued by Perrigo Finance Unlimited Company and certain subsidiaries of Perrigo Company plc, including Perrigo Finance Unlimited Company, may issue guarantees of debt securities issued by Perrigo Company plc under this prospectus.

We will set forth in the applicable prospectus supplement a description of debt securities, including convertible debt securities, guarantees, ordinary shares and preferred shares, including convertible preferred shares, which may be offered under this prospectus. The terms of the offering of debt securities, including convertible debt securities, guarantees, ordinary shares and preferred shares, including convertible preferred shares, the initial issue price and the net proceeds to us will be contained in the prospectus supplement and other offering material relating to such offer. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

DESCRIPTION OF ORDINARY SHARES

The following description of Perrigo’s share capital is a summary. This summary does not purport to be complete and is qualified in its entirety by reference to the Irish Companies Act 2014 (the “Companies Act”) and the complete text of Perrigo’s memorandum and articles of association, included as exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is incorporated by reference in this prospectus supplement. You should read those laws and documents carefully.

Capital Structure

Authorized Share Capital

Our authorized share capital of Perrigo is €10,000,000 and $1,000, divided into 10,000,000,000 ordinary shares of €0.001 each and 10,000,000 preferred shares of $0.0001 each.

We may issue shares subject to the maximum authorized share capital contained in our memorandum and articles of association. The authorized share capital may be increased or reduced by a resolution approved by a simple majority of the votes of a company’s shareholders cast at a general meeting (referred to under Irish law as an “ordinary resolution”). The shares comprising the authorized share capital of Perrigo may be divided into shares of such nominal value as the resolution shall prescribe. As a matter of Irish company law, the directors of a company may authorize the issuance of new ordinary or preferred shares without shareholder approval once authorized to do so by the articles of association or by an ordinary resolution adopted by the shareholders at a general meeting. The authorization may be granted for a maximum period of five years, at which point it must be renewed by the shareholders by an ordinary resolution. The articles of association of Perrigo authorize the board of directors of Perrigo to issue new ordinary or preferred shares without shareholder approval for a period of five years from the date of adoption of such articles of association. This initial five-year authorization period expired on December 17, 2018, but was renewed by Perrigo’s shareholders at each of the 2018, 2019, 2020, 2021, 2022 and 2023 annual general meetings of Perrigo. Most recently, Perrigo’s shareholders adopted an ordinary resolution at the 2024 annual general meeting of Perrigo on May 2, 2024 authorizing the board of directors to issue up to an aggregate nominal amount of €27,260.75 (27,260,746 shares) (being equivalent to approximately 20% of the aggregate nominal value of the issued share capital of Perrigo as of March 11, 2024) for a period of 18 months from May 2, 2024.

The rights and restrictions to which the ordinary shares will be subject are prescribed in Perrigo’s articles of association. Perrigo’s articles of association permit the board of directors, without shareholder approval, to determine certain terms of each series of the preferred shares issued by Perrigo, including the number of shares, designations, dividend rights, liquidation and other rights and redemption, repurchase or exchange rights.

Irish law does not recognize fractional shares held of record. Accordingly, Perrigo’s articles of association do not provide for the issuance of fractional shares of Perrigo, and the official Irish register of Perrigo does not reflect any fractional shares.

Whenever an alteration or reorganization of the share capital of Perrigo would result in any Perrigo shareholder becoming entitled to fractions of a share, the Perrigo board of directors may, on behalf of those shareholders that would become entitled to fractions of a share, arrange for the sale of the shares representing fractions and the distribution of the net proceeds of the sale in due proportion among the shareholders who would have been entitled to the fractions. For the purpose of any such sale, the Board may authorize any person to transfer the shares representing fractions to the purchaser, who shall not be bound to see to the application of the purchase money, nor shall the purchaser’s title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

Preemption Rights, Share Warrants and Options

Under Irish law, certain statutory preemption rights apply automatically in favor of shareholders where shares are to be issued for cash. However, in December 2013, Perrigo opted out of these preemption rights in its articles of association as permitted under Irish company law. Because Irish law requires this opt-out to be renewed every five years by a resolution approved by not less than 75% of the votes of the shareholders of Perrigo cast at a general meeting (referred to under Irish law as a “special resolution”), Perrigo’s articles of association provide that this opt-out must be so renewed every five years. If the opt-out is not renewed, shares issued for cash must be offered to existing shareholders of Perrigo on a pro rata basis to their existing shareholding before the shares can be issued to any new shareholders. The statutory preemption rights do not apply where shares are issued for non-cash consideration (such as in a share-for-share acquisition) and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution) or where shares are issued pursuant to an employee option or similar equity plan. Perrigo’s shareholders passed a special resolution at each of the 2018, 2019, 2020, 2021, 2022 and 2023 annual general meetings of Perrigo and most recently at the 2024 annual general meeting of Perrigo on May 2, 2024 authorizing the board of directors to opt out of preemption rights with respect to the issuance of equity securities up to an aggregate nominal value of €27,260.75 (27,260,746 shares) (being equivalent to approximately 20% of the aggregate nominal value of the issued ordinary share capital of Perrigo as of March 11, 2024) for a period of 18 months from May 2, 2024 (provided that with respect to 13,630,373 of such shares (being equivalent to approximately 10% of the issued ordinary share capital of Perrigo as of March 11, 2024), such allotment is to be used for the purposes of an acquisition or a specified capital investment).

The memorandum and articles of association of Perrigo provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which Perrigo is subject, the board is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the board deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Companies Act provides that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders. Perrigo is subject to the rules of the New York Stock Exchange that require shareholder approval of certain share issuances. Perrigo’s board of directors may authorize the issuance of shares upon exercise of warrants or options without shareholder approval or authorization (up to the relevant authorized share capital limit). In connection with the completion of the Elan Corporation, plc acquisition, Perrigo assumed Elan’s existing obligations to deliver shares under its equity incentive plans, pursuant to the terms thereof.

Dividends

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves generally means accumulated realized profits less accumulated realized losses and includes reserves created by way of capital reduction. In addition, no distribution or dividend may be made unless the net assets of Perrigo are equal to, or in excess of, the aggregate of Perrigo’s called up share capital plus undistributable reserves and the distribution does not reduce Perrigo’s net assets below such aggregate. Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which Perrigo’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed Perrigo’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not Perrigo has sufficient distributable reserves to fund a dividend must be made by reference to “relevant accounts” of Perrigo. The “relevant accounts” will be either the last set of unconsolidated annual audited financial statements or other financial statements properly prepared in accordance with the Companies Act that give a “true and fair view” of Perrigo’s unconsolidated financial position and accord with accepted accounting practice. The relevant accounts must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

Perrigo’s memorandum and articles of association authorize the directors to declare dividends to the extent they appear justified by profits without shareholder approval. The board of directors may also recommend a dividend to be approved and declared by the Perrigo shareholders at a general meeting. The board of directors may direct that the payment be made by distribution of assets, shares or cash and no dividend issued may exceed the amount recommended by the directors. Dividends may be declared and paid in the form of cash or non-cash assets and may be paid in U.S. dollars or any other currency. All holders of ordinary shares of Perrigo will participate pro rata in respect of any dividend which may be declared in respect of ordinary shares by Perrigo.

The directors of Perrigo may deduct from any dividend payable to any shareholder any amounts payable by such shareholder to Perrigo in relation to the shares of Perrigo.

The directors may also authorize Perrigo to issue shares with preferred rights to participate in dividends declared by Perrigo. The holders of preferred shares may, depending on their terms, rank senior to the Perrigo ordinary shares in terms of dividend rights and/or be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

Share Repurchases, Redemptions and Conversions

Overview

Perrigo’s memorandum and articles of association provide that any ordinary share which Perrigo has agreed to acquire shall be deemed to be a redeemable share, unless the Board resolves otherwise. Accordingly, for Irish company law purposes, the repurchase of ordinary shares by Perrigo will technically be effected as a redemption of those shares as described below under “—Share Repurchases, Redemptions and Conversions—Repurchases and Redemptions by Perrigo.” If the articles of association of Perrigo did not contain such provision, all repurchases by Perrigo would be subject to many of the same rules that apply to purchases of Perrigo ordinary shares by subsidiaries described below under “—Share Repurchases, Redemptions and Conversions—Purchases by Subsidiaries of Perrigo” including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a “recognized stock exchange.” Neither Irish law nor any constituent document of Perrigo places limitations on the right of nonresident or foreign owners to vote or hold Perrigo ordinary shares. Except where otherwise noted, references elsewhere in this prospectus supplement to repurchasing or buying back ordinary shares of Perrigo refer to the redemption of ordinary shares by Perrigo or the purchase of ordinary shares of Perrigo by a subsidiary of Perrigo, in each case in accordance with the Perrigo memorandum and articles of association and Irish company law as described below.

Repurchases and Redemptions by Perrigo

Under Irish law, a company may issue redeemable shares and redeem them out of distributable reserves or the proceeds of a new issue of shares for that purpose. Perrigo may only issue redeemable shares if the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of the total issued share capital of Perrigo. All redeemable shares must also be fully-paid, and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. Based on the provision of Perrigo’s articles described above, shareholder approval will not be required to redeem Perrigo ordinary shares.

Perrigo may also be given an additional general authority by its shareholders to purchase its own shares on-market which would take effect on the same terms and be subject to the same conditions as applicable to purchases by Perrigo’s subsidiaries as described below.

Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by Perrigo at any time must not exceed 10% of the nominal value of the issued share capital of Perrigo. Perrigo may not exercise any voting rights in respect of any shares held as treasury shares. Treasury shares may be cancelled by Perrigo or re-issued subject to certain conditions.

Purchases by Subsidiaries of Perrigo

Under Irish law, an Irish or non-Irish subsidiary may purchase shares of Perrigo either on-market or off-market. For a subsidiary of Perrigo to make on-market purchases of Perrigo ordinary shares, the shareholders of Perrigo must provide general authorization for such purchase by way of ordinary resolution. However, as long as this general authority has been granted, no specific shareholder authority for a particular on-market purchase by a subsidiary of Perrigo ordinary shares is required. For an off-market purchase by a subsidiary of Perrigo, the proposed purchase contract must be authorized by special resolution of the shareholders before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution being passed, the purchase contract must be on display or must be available for inspection by shareholders at the registered office of Perrigo.

In order for a subsidiary of Perrigo to make an on-market purchase of Perrigo’s ordinary shares, such ordinary shares must be purchased on a “recognized stock exchange.” The New York Stock Exchange, on which the ordinary shares of Perrigo are listed, is specified as a recognized stock exchange for this purpose by Irish company law.

The number of ordinary shares in Perrigo held by the subsidiaries of Perrigo at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of the issued share capital of Perrigo. While a subsidiary holds ordinary shares of Perrigo, it cannot exercise any voting rights in respect of those ordinary shares. The acquisition of the ordinary shares of Perrigo by a subsidiary must be funded out of distributable reserves of the subsidiary.

Lien on Ordinary Shares, Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Perrigo’s articles of association provide that Perrigo will have a first and paramount lien on every ordinary share for all moneys payable, whether presently due or not, payable in respect of such Perrigo ordinary share. Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any ordinary shares to be paid, and if payment is not made, the ordinary shares may be forfeited. These provisions are standard in the articles of association of an Irish company limited by ordinary shares such as Perrigo and will only be applicable to ordinary shares of Perrigo that have not been fully paid up.

Consolidation and Division; Subdivision

Under its articles of association, Perrigo may, by ordinary resolution, consolidate and divide all or any of its share capital into shares of larger nominal value than its existing shares or subdivide its shares into smaller amounts than is fixed by its memorandum of association.

Reduction of Share Capital

Perrigo may, by ordinary resolution, reduce its authorized but unissued share capital in any way. Perrigo also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital in any manner permitted by the Companies Act.

Annual Meetings of Shareholders

Perrigo is required to hold an annual general meeting at intervals of no more than 15 months, provided that an annual general meeting is held in each calendar year following the first annual general meeting and no more than nine months after Perrigo’s fiscal year-end.

Notice of an annual general meeting must be given to all Perrigo shareholders and to the auditors of Perrigo. The articles of association of Perrigo provide for a minimum notice period of 21 days, which is the minimum permitted under Irish law.

The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the presentation of the annual accounts, balance sheet and reports of the directors and auditors, the appointment of new auditors and the fixing of the auditor’s remuneration (or delegation of same). If no resolution is made in respect of the reappointment of an existing auditor at an annual general meeting, the existing auditor will be deemed to have continued in office.

At any annual general meeting, only such business may be conducted as has been brought before the meeting (i) in the notice of the meeting, (ii) by or at the direction of the board of directors, (iii) in certain circumstances, at the direction of the Irish High Court, (iv) as required by law or (v) such business that the chairman of the meeting determines is properly within the scope of the meeting.

Extraordinary General Meetings of Shareholders

Extraordinary general meetings of Perrigo may be convened by (i) the board of directors, (ii) on requisition of the shareholders holding not less than 10% of the paid up share capital of Perrigo carrying voting rights or (iii) on requisition of Perrigo’s auditors. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions as may be required from time to time. At any extraordinary general meeting, only such business shall be conducted as is set forth in the notice thereof.

Notice of an extraordinary general meeting must be given to all Perrigo shareholders and to the auditors of Perrigo. Under Irish law and Perrigo’s articles of association, the minimum notice periods are 21 days’ notice in writing for an extraordinary general meeting to approve a special resolution and 14 days’ notice in writing for any other extraordinary general meeting.

In the case of an extraordinary general meeting convened by shareholders of Perrigo, the proposed purpose of the meeting must be set out in the requisition notice. Upon receipt of any such valid requisition notice, the Perrigo board of directors has 21 days to convene a meeting of Perrigo shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of Perrigo’s receipt of the requisition notice.

If the board of directors becomes aware that the net assets of Perrigo are not greater than half of the amount of Perrigo’s called-up share capital, the directors of Perrigo must convene an extraordinary general meeting of Perrigo shareholders not later than 28 days from the date that they learn of this fact to consider how to address the situation.

Quorum for General Meetings

The articles of association of Perrigo provide that no business shall be transacted at any general meeting unless a quorum is present. A quorum shall be one or more persons holding or representing by proxy more than 50% of the total issued voting rights of Perrigo ordinary shares.

Voting

Perrigo’s articles of association provide that except where a greater majority is required by the Companies Act, any question, business or resolution proposed at any general meeting shall be decided by a simple majority of the votes cast.

At any meeting of Perrigo, all resolutions put to the shareholders will be decided on a poll.

In accordance with the articles of association of Perrigo, the directors of Perrigo may from time to time authorize Perrigo to issue preferred shares. These preferred shares may have a vote for each such share. Treasury shares or shares of Perrigo that are held by subsidiaries of Perrigo will not be entitled to be voted at general meetings of shareholders.

Irish company law requires special resolutions of the shareholders at a general meeting to approve certain matters. Examples of matters requiring special resolutions include:

•	amending the objects or memorandum of association of Perrigo;

•	amending the articles of association of Perrigo;

•	approving a change of name of Perrigo;

•	authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

•	opting out of preemption rights on the issuance of new shares for cash;

•	re-registration of Perrigo from a public limited company to a private company;

•	variation of class rights attaching to classes of shares (where the articles of association do not provide otherwise);

•	purchase of own shares off-market;

•	reduction of issued share capital;

•	sanctioning a compromise/Scheme of Arrangement;

•	resolving that Perrigo be wound up by the Irish courts;

•	resolving in favor of a shareholders’ voluntary winding-up;

•	re-designation of shares into different share classes; and

•	setting the re-issue price of treasury shares.

Variation of Rights Attaching to a Class or Series of Shares

Under the Perrigo articles of association and the Companies Act, any variation of class rights attaching to the issued shares of Perrigo must be approved in writing by holders of three-quarters of the issued shares in that class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class, provided that, if the relevant class of holders has only one holder, that person present in person or by proxy shall constitute the necessary quorum.

The provisions of the articles of association of Perrigo relating to general meetings apply to general meetings of the holders of any class of shares except that the necessary quorum is determined in reference to the shares of the holders of the class.

Record Dates

Perrigo’s Articles of Association provide that its board of directors may set a record date for the purposes of determining which shareholders are entitled to notice of, or to vote at, a general meeting and the record date shall not be more than sixty days prior to the date of the meeting. If no record date is fixed by the board of directors, the date immediately preceding the date on which notice of the meeting is given will be the record date for such determination of members.

Inspection of Books and Records

Under Irish law, shareholders have the right to: (i) receive a copy of the memorandum and articles of association of Perrigo and any act of the Irish Government which alters the memorandum of Perrigo; (ii) inspect and obtain copies of the minutes of general meetings and resolutions of Perrigo; (iii) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by Perrigo; (iv) receive copies of balance sheets and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (v) receive balance sheets of any subsidiary of Perrigo which have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. The auditors of Perrigo will also have the right to inspect all books, records and vouchers of Perrigo. The auditors’ report must be circulated to the shareholders with Perrigo’s financial statements prepared in accordance with Irish law 21 days before the annual general meeting and must be read to the shareholders at Perrigo’s annual general meeting.

Acquisitions

An Irish public limited company may be acquired in a number of ways, including:

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a court-approved Scheme of Arrangement under the Companies Act. A Scheme of Arrangement with shareholders requires a court order from the Irish High Court and the approval of a majority in number representing 75% in value of the shareholders present and voting in person or by proxy at a meeting called to approve the scheme;

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through a tender or takeover offer by a third party for all of the shares of Perrigo. Where the holders of 80% or more of Perrigo’s ordinary shares have accepted an offer for their shares in Perrigo, the remaining shareholders may also be statutorily required to transfer their shares. If the bidder does not exercise its “squeeze out” right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms. If shares of Perrigo were to be listed on the Euronext Dublin or another regulated stock exchange in the European Union, this threshold would be increased to 90%; and

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it is also possible for Perrigo to be acquired by way of a transaction with an EU-incorporated company under the European Union (Cross-Border Conversions, Mergers and Divisions) Regulations 2023. Such a transaction must be approved by a special resolution and by the Irish High Court. If Perrigo is being merged with another EU company under the European Union (Cross-Border Conversions, Mergers and Divisions) Regulations 2023 and the consideration payable to Perrigo shareholders is not all in the form of cash, Perrigo shareholders may be entitled to require their shares to be acquired at fair value for cash.

Appraisal Rights

Generally, under Irish law, shareholders of an Irish company do not have dissenters’ or appraisal rights. Under the European Union (Cross-Border Conversions, Mergers and Divisions) Regulations 2023 governing the merger of an Irish company limited by shares such as Perrigo and a company incorporated in the European Economic Area (the European Economic Area includes all member states of the European Union and Norway, Iceland and Liechtenstein), a shareholder (i) who voted against the special resolution approving the transaction or (ii) of a company in which 90% of the shares are held by the other party to the transaction has the right to request that the company acquire its shares for cash at a price determined in accordance with the share exchange ratio set out in the merger agreement.

Disclosure of Interests in Shares

Under the Companies Act, Perrigo shareholders must notify Perrigo if, as a result of a transaction, the shareholder will become interested in 3% or more of the shares of Perrigo; or if as a result of a transaction a shareholder who was interested in more than 3% of the shares of Perrigo ceases to be so interested. Where a shareholder is interested in more than 3% of the shares of Perrigo, the shareholder must notify Perrigo of any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the shares in which the shareholder is interested as a proportion of the entire nominal value of the issued share capital of Perrigo (or any such class of share capital in issue). Where the percentage level of the shareholder’s interest does not amount to a whole percentage, this figure may be rounded down to the next whole number. Perrigo must be notified within five business days of the transactions or alteration of the shareholder’s interests that gave rise to the notification requirement. If a shareholder fails to comply with these notification requirements, the shareholder’s rights in respect of any Perrigo ordinary shares it holds will not be enforceable, either directly or indirectly. However, such person may apply to the court to have the rights attaching to such shares reinstated.

In addition to these disclosure requirements, Perrigo, under the Companies Act, may, by notice in writing, require a person whom Perrigo knows or has reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued to have been, interested in shares comprised in Perrigo’s relevant share capital to: (i) indicate whether or not it is the case; and (ii) where such person holds or has during that time held an interest in the shares of Perrigo, to provide additional information, including the person’s own past or present interests in shares of Perrigo. If the recipient of the notice fails to respond within the reasonable time period specified in the notice, Perrigo may apply to court for an order directing that the affected shares be subject to certain restrictions, as prescribed by the Companies Act, as follows:

•	any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, shall be void;

•	no voting rights shall be exercisable in respect of those shares;

•	no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

•	no payment shall be made of any sums due from Perrigo on those shares, whether in respect of capital or otherwise.

The court may also order that shares subject to any of these restrictions be sold with the restrictions terminating upon the completion of the sale.

In addition, persons or groups (within the meaning of the Exchange Act) beneficially owning 5% or more of Perrigo’s ordinary shares must comply with the reporting requirements under Section 13 of the Exchange Act. In the event Perrigo is in an offer period pursuant to the Takeover Rules (as defined below), accelerated disclosure provisions apply for persons holding an interest in Perrigo securities of 1% or more.

Anti-Takeover Provisions

Shareholder Rights Plans and Share Issuances

Irish law does not expressly prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure. However, there is no directly relevant case law on the validity of such plans under Irish law.

Perrigo’s Articles of Association allow its board of directors to adopt any shareholder rights plan upon such terms and conditions as the board deems expedient and in Perrigo’s best interest, subject to applicable law, including the Irish Takeover Rules and Substantial Acquisition Rules described below and the requirement for shareholder authorization for the issue of shares described above.

Subject to the Irish Takeover Rules described below and the Companies Act, the Perrigo board of directors also has the power to issue any of Perrigo’s authorized and unissued shares on such terms and conditions as it may determine to be in Perrigo’s best interest. It is possible that the terms and conditions of any issue of shares could discourage a takeover or other transaction that holders of some or a majority of Perrigo’s ordinary shares might believe to be in their best interest or in which holders of Perrigo ordinary shares might receive a premium for their shares over the then-market price of the shares.

Takeover Rules and Substantial Acquisition Rules

A transaction in which a third party seeks to acquire 30% or more of the voting rights of Perrigo will be governed by the Irish Takeover Panel Act 1997 (the “Takeover Panel Act”) and the Irish Takeover Rules 2022 (the “Takeover Rules”) made thereunder and will be regulated by the panel (the “Panel”) pursuant to the Takeover Panel Act. The “General Principles” of the Takeover Rules and certain important aspects of the Takeover Rules are described below.

General Principles

The Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Panel:

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in the event of an offer, all holders of security of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

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the holders of the securities in the target company must have sufficient time and information to enable them to reach a properly informed decision on the offer; where it advises the holders of securities, the board of the target company must give its views on the effects of implementation of the offer on employment, conditions of employment and the locations of the target company’s places of business;

•	the board of the target company must act in the interests of the company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;

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false markets must not be created in the securities of the target company, the bidder or of any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;

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a bidder must announce an offer only after ensuring that he or she can fulfill in full, any cash consideration, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration;

•	a target company must not be hindered in the conduct of its affairs for longer than is reasonable by an offer for its securities; and

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a substantial acquisition of securities (whether such acquisition is to be effected by one transactions or a series of transaction) shall take place only at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid

Under certain circumstances, a person who acquires shares or other voting rights in Perrigo may be required under the Takeover Rules to make a mandatory cash offer for the remaining outstanding shares in Perrigo at a price not less than the highest price paid for the shares by the acquirer (or any parties acting in concert with the acquirer) during the previous 12 months. This mandatory bid requirement is triggered if an acquisition of shares would increase the aggregate holding of an acquirer (including the holdings of any parties acting in concert with the acquirer) to shares representing 30% or more of the voting rights in Perrigo, unless the Panel otherwise consents. An acquisition of shares by a person holding (together with its concert parties) shares representing between 30% and 50% of the voting rights in Perrigo would also trigger the mandatory bid requirement if, after giving effect to the acquisition, the percentage of the voting rights held by that person (together with its concert parties) would increase by 0.05% within a 12-month period. Any person (excluding any parties acting in concert with the holder) holding shares representing more than 50% of the voting rights of a company is not subject to these mandatory offer requirements in purchasing additional securities.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

If a person makes a voluntary offer to acquire outstanding ordinary shares of Perrigo, the offer price must be no less than the highest price paid for Perrigo ordinary shares by the bidder or its concert parties during the three-month period prior to the commencement of the offer period. The Panel has the power to extend the “look back” period to 12 months if the Panel, taking into account the General Principles, believes it is appropriate to do so.

If the bidder or any of its concert parties has acquired ordinary shares of Perrigo (i) during the period of 12 months prior to the commencement of the offer period which represent more than 10% of the total ordinary shares of Perrigo or (ii) at any time after the commencement of the offer period, the offer must be in cash (or accompanied by a full cash alternative) and the price per Perrigo ordinary share must not be less than the highest price paid by the bidder or its concert parties during, in the case of (i), the 12-month period prior to the commencement of the offer period and, in the case of (ii), the offer period. The Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of the total ordinary shares of Perrigo in the 12-month period prior to the commencement of the offer period if the Panel, taking into account the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

The Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of Perrigo. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of Perrigo is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of Perrigo and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action

Under the Takeover Rules, the Perrigo board of directors is not permitted to take any action which might frustrate an offer for the shares of Perrigo once the board of directors has received an approach which may lead to an offer or has reason to believe an offer is imminent, subject to certain exceptions. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material acquisitions or disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the board has reason to believe an offer is imminent. Exceptions to this prohibition are available where:

•	the action is approved by Perrigo’s shareholders at a general meeting; or

•	the Panel has given its consent, where:

•	it is satisfied the action would not constitute frustrating action;

•	Perrigo shareholders that hold 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

•	the action is taken in accordance with a contract entered into prior to the announcement of the offer; or

•	the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

Certain other provisions of Irish law or the Perrigo memorandum and articles of association may be considered to have anti-takeover effects, including those described under the following captions: “—Capital Structure—Authorized Share Capital” (regarding issuance of preferred shares), “—Preemption Rights, Share Warrants and Options,” “—Disclosure of Interests in Shares.”

Corporate Governance

The articles of association of Perrigo allocate authority over the day-to-day management of Perrigo to the board of directors. The board of directors may then delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee, consisting of such person or persons (whether directors or not) as it thinks fit, but regardless, the directors will remain responsible, as a matter of Irish law, for the proper management of the affairs of Perrigo. Committees may meet and adjourn as they determine proper. Unless otherwise determined by the board of directors, the quorum necessary for the transactions of business at any committee meeting shall be a majority of the members of such committee then in office unless the committee shall consist of one or two members, in which case one member shall constitute a quorum.

Legal Name; Formation; Fiscal Year; Registered Office

The current legal and commercial name of Perrigo is Perrigo Company plc. Perrigo was incorporated in Ireland on June 28, 2013 as a private limited company, under the name Blisfont Limited (registration number 529592) and changed its name to Perrigo Company Limited on July 30, 2013. Perrigo Company Limited re-registered as a public limited company on November 27, 2013. Perrigo’s fiscal year begins on January 1 and ends on December 31 of each year. We end our quarterly accounting periods on the Saturday closest to the end of the calendar quarter, with the fourth quarter ending on December 31 of each year. Perrigo’s registered address is The Sharp Building, Hogan Place, Dublin 2, Ireland D02 TY74.

Appointment of Directors

Perrigo’s articles of association provide that (subject to: (a) automatic increases to accommodate the exercise of the rights of holders of any class or series of shares in issue having special rights to nominate or appoint directors in accordance with the terms of issue of such class or series; and/or (b) any resolution passed increasing the number of directors) the number of directors will be not less than two and not more than eleven.

At each annual general meeting of Perrigo, all the directors shall retire from office and be re-eligible for re-election. Upon the resignation or termination of office of any director, if a new director shall be appointed to the board he will be designated to fill the vacancy arising.

No person shall be appointed director unless nominated as follows:

•	by the affirmative vote of two-thirds of the board of Perrigo;

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with respect to election at an annual general meeting, by any shareholder who holds ordinary shares or other shares carrying the general right to vote at general meetings of Perrigo, who is a shareholder at the time of the giving of the notice and at the time of the relevant annual general meeting and who timely complies with the notice procedures set out in the articles of association;

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with respect to election at an extraordinary general meeting requisitioned in accordance with section 178 of the Companies Act, by a shareholder or shareholders who hold ordinary shares or other shares carrying the general right to vote at general meetings of Perrigo and who make such nomination in the written requisition of the extraordinary general meeting; or

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by holders of any class or series of shares in Perrigo then in issue having special rights to nominate or appoint directors in accordance with the terms of issue of such class or series, but only to the extent provided in such terms of issue.

Directors shall be appointed as follows:

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by shareholders by majority of votes cast at the annual general meeting in each year or at any extraordinary general meeting called for the purpose, except that, if resolutions are passed in respect of the election of directors which would result in the maximum number of directors being exceeded, then those directors, in such number as exceeds such maximum number, receiving at that meeting the lowest number of votes will not be elected;

•	by the board in accordance with the articles of association; or

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so long as there is in office a sufficient number of directors to constitute a quorum of the board, the directors shall have the power at any time and from time to time to appoint any person to be director, either to fill a vacancy in the board or as an addition to the existing directors but so that the total number of directors shall not any time exceed the maximum number provided for in the articles of association.

Removal of Directors

Under the Companies Act, the shareholders may, by an ordinary resolution, remove a director from office before the expiration of his or her term at a meeting held on no less than 28 days’ notice and at which the director is entitled to be heard. The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment contract) that the director may have against Perrigo in respect of his removal.

The board of directors may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director, provided that the appointment does not cause the number of directors to exceed any maximum number of directors so fixed. Perrigo may by ordinary resolution elect another person in place of a director removed from office and without prejudice to the powers of the directors under the articles, the company in general meeting may elect any person to be a director to fill a vacancy or an additional director, subject to the maximum number of directors set out in the articles of association.

Directors’ Duties

Our directors have certain statutory and fiduciary duties. All of our directors have equal and overall responsibility for our management (although directors who also serve as employees will have additional responsibilities and duties arising under their employment agreements and will be expected to exercise a greater degree of skill and diligence than non-executive directors). The principal fiduciary duties include the statutory and common law fiduciary duties of acting in good faith in the interests of our company and exercising due care and skill. Other statutory duties include ensuring the maintenance of proper books of account, having annual accounts prepared, having an annual audit performed, maintaining certain registers and making certain filings as well as the disclosure of personal interests. Particular duties also apply to directors of insolvent companies (for example, the directors could be liable to sanctions where they are deemed by the court to have carried on our business while insolvent, without due regard to the interests of creditors). For public limited companies like us, directors are under a specific duty to ensure that the corporate secretary is a person with the requisite knowledge and experience to discharge the role.

Duration; Dissolution; Rights upon Liquidation

Perrigo’s duration will be unlimited. Perrigo may be dissolved and wound up at any time by way of a shareholders’ voluntary winding up or a creditors’ winding up. In the case of a shareholders’ voluntary winding-up, a special resolution of shareholders is required. Perrigo may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where Perrigo has failed to file certain returns.

The rights of the shareholders to a return of Perrigo’s assets on dissolution or winding up, following the settlement of all claims of creditors, are prescribed in Perrigo’s articles of association and may be further prescribed in the terms of any preferred shares issued by the directors of Perrigo from time to time. The holders of preferred shares in particular may have the right to priority in a dissolution or winding up of Perrigo. The memorandum and articles of association provide that, subject to the priorities of any creditors, the assets will be distributed to shareholders in proportion to the paid-up nominal value of the shares held. Perrigo’s articles of association provide that the shareholders of Perrigo are entitled to participate pro rata in a winding up, but their right to do so is subject to the rights of any holders of the shares issued upon special terms and conditions to participate under the terms of any series or class of such shares.

Uncertificated Shares

Holders of ordinary shares of Perrigo will have the right upon request to require Perrigo to issue certificates for their shares. Subject to any such requests, Perrigo intends only to issue uncertificated ordinary shares.

No Sinking Fund

The Perrigo ordinary shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

The shares to be issued in the transactions will be duly and validly issued and fully paid.

Transfer and Registration of Shares

The transfer agent for Perrigo will maintain the share register, registration in which will be determinative of membership in Perrigo. A shareholder of Perrigo who holds shares beneficially will not be the holder of record of such shares. Instead, the depository or other nominee will be the holder of record of those shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through a depository or other nominee will not be registered in Perrigo’s official share register, as the depository or other nominee will remain the record holder of any such shares.

A written instrument of transfer is required under Irish law in order to register on Perrigo’s official share register any transfer of shares (i) from a person who holds such shares directly to any other person, (ii) from a person who holds such shares beneficially to a person who holds such shares directly or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer is also required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on Perrigo’s official Irish share register. However, a shareholder who directly holds shares may transfer those shares into his or her own broker account (or vice versa) without giving rise to Irish stamp duty, provided there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and the transfer is not made in contemplation of a sale of the shares.

Any transfer of Perrigo ordinary shares that is subject to Irish stamp duty will not be registered in the name of the buyer unless an instrument of transfer is duly stamped and provided to the transfer agent. Perrigo’s articles of association allow Perrigo, in its absolute discretion, to create an instrument of transfer and pay (or procure the payment of) any stamp duty, which is the legal obligation of a buyer. In the event of any such payment, Perrigo is (on behalf of itself or its affiliates) entitled to (i) seek reimbursement from the buyer or seller (at its discretion), (ii) set-off the amount of the stamp duty against future dividends payable to the buyer or seller (at its discretion) and (iii) claim a lien against the Perrigo ordinary shares on which it has paid stamp duty. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in Perrigo ordinary shares has been paid unless one or both of such parties is otherwise notified by Perrigo.

Perrigo’s memorandum and articles of association delegate to Perrigo’s secretary the authority to execute an instrument of transfer on behalf of a transferring party.

In order to help ensure that the official share register is regularly updated to reflect trading of Perrigo ordinary shares occurring through normal electronic systems, Perrigo regularly produces any required instruments of transfer in connection with any transactions for which it pays stamp duty (subject to the reimbursement and set-off rights described above). In the event that Perrigo notifies one or both of the parties to a share transfer that it believes stamp duty is required to be paid in connection with the transfer and that it will not pay the stamp duty, the parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from Perrigo for this purpose) or request that Perrigo execute an instrument of transfer on behalf of the transferring party in a form determined by Perrigo. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to Perrigo’s transfer agent, the buyer will be registered as the legal owner of the relevant shares on Perrigo’s official Irish share register (subject to the matters described below).

The directors may suspend registration of transfers from time to time, not exceeding 30 days in aggregate each year.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

Street Name and Other Indirect Holders

We generally will not recognize investors who hold securities in accounts at banks or brokers as legal holders of securities. Holding in that way is called holding in street name. Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you intend to hold securities in street name, you should check with the institution through which you will hold your securities to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

Our obligations, as well as the obligations of the trustee (as set forth in the indenture), and those of any third parties employed by us or the trustee, run only to persons or entities who are the direct holders of securities, i.e., those who are registered as holders of securities. As noted above, we do not have obligations to you if you hold in street name or through other indirect means, either because you choose to hold securities in that manner or because we issued the securities in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name customer but does not do so.

Global Securities

What is a Global Security? A global security is a special type of indirectly held security, as described above under “—Street Name and Other Indirect Holders”. If we choose to issue securities in the form of global securities only, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution or clearing system, or their nominee, that we select and by requiring that the securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depository. The Depository Trust Company, New York, New York, known as DTC, may be a depository for one or more series of securities. For information regarding DTC, see “—Considerations Relating to DTC”.

Any person wishing to own a security included in a global security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depository. The prospectus supplement indicates whether we will issue your securities only in the form of global securities.

Special Investor Considerations for Global Securities. The account rules of your financial institution and the rules of the depository, as well as general laws relating to securities transfers, will govern your rights as an indirect holder of a global security. We will not recognize you as a registered holder of securities and instead will deal only with the depository that holds the global security.

You should be aware that if securities are issued only in the form of global securities:

•	You cannot have securities registered in your own name.

•	You cannot receive physical certificates for your interest in the securities.

•

You will be a street name holder and must look to your own bank or broker for payments on the securities and protection of your legal rights relating to the securities. See “—Street Name and Other Indirect Holders”.

•	You may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities as direct holders.

•

The depository’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security, and those policies may change from time to time. We and the trustee have no responsibility for any aspect of the depository’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depository in any way.

•

Financial institutions that participate in the depositary’s book-entry system and through which investors hold their interests in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

•	The depository will require that you purchase or sell interests in a global security within its system using same-day funds for settlement.

Special Situations When a Global Security will be Terminated. In a few special situations described below, the trustee will terminate the global security and will exchange interests in it for separate certificates representing securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to you. You must consult your own bank or broker to find out how to have your interests in the securities transferred to your own name, so that you will be a direct holder. We previously described the rights of street name investors and direct holders in the securities in the subsections entitled “—Street Name and Other Indirect Holders” and “—Direct Holders”.

The special situations for termination of a global security are:

•	When the depository notifies us that it is unwilling, unable or no longer qualified to continue as depository,

•	When we notify the trustee that we wish to terminate the global security, or

•	When an event of default on the securities has occurred and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular securities of the series covered by the prospectus supplement. When a global security terminates, the depository, and not we or the trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

Considerations Relating to DTC. DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. The rules applicable to DTC and DTC participants are on file with the Commission.

Purchases of securities within the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of the notes, which we refer to as the “beneficial owner,” is in turn to be recorded on the DTC participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings from the direct or indirect DTC participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global notes will be effected only through entries made on the books of DTC participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

In instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the securities. Under its usual procedures DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Distribution payments on the securities will be made by the trustee, after we deposit funds with the trustee for that purpose, to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the trustee, and disbursements of such payment to the beneficial owners are the responsibility of direct and indirect participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but neither we nor the trustee assume any responsibility (and shall not incur any liability related thereto) for the accuracy thereof. Neither we nor the trustee have any responsibility or liability for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in any of the following ways (or in any combination):

•	to or through underwriting syndicates represented by managing underwriters;

•	to or through one or more underwriters without a syndicate for them to offer and sell to the public;

•	to or through dealers or agents; and

•	directly to investors.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal on a firm commitment basis for resale to the public. If we sell securities to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

From time to time, we may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

Any underwriter or agent involved in the offer and sale of any securities will be named in the applicable prospectus supplement.

Underwriters, agents and dealers may be entitled, under agreements with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act.

Each issuance of securities (other than any add-on issuance) will be a new issue, and there will be no established trading market for any security prior to its original issue date, other than the ordinary shares, which are listed on the New York Stock Exchange. We may, but are not required to, list a particular issuance of securities on a securities exchange or arrange for admission of a particular issuance of securities on an automated quotation system. Any underwriters to whom we sell securities for public offering may make a market in those securities. However, no such underwriter that makes a market will be obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.

Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to other underwriters a portion of the underwriting discount received by it because these underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses and for which they will receive customary compensation.

VALIDITY OF SECURITIES

Fried, Frank, Harris, Shriver & Jacobson LLP will pass upon matters of New York law with respect to certain securities sold under this prospectus. A&L Goodbody will pass upon matters of Irish law with respect to certain securities sold under this prospectus. Fried, Frank, Harris, Shriver & Jacobson LLP (London) will pass upon matters of English law with respect to certain securities sold under this prospectus. Warner Norcross + Judd LLP will pass upon matters of Michigan law with respect to certain securities sold under this prospectus. Stibbe BV/SRL will pass upon matters of Belgian law with respect to certain securities sold under this prospectus. Brad Lorden, our Deputy General Counsel, will pass upon matters of Florida law and Georgia law with respect to certain securities sold under this prospectus. As of the date of this prospectus, Mr. Lorden owned or had the right to acquire, directly or indirectly, an aggregate of less than 0.1% of the Company’s ordinary shares. Certain legal matters will be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Perrigo Company plc appearing in Perrigo Company plc’s Annual Report (Form 10-K) for the year ended December 31, 2023, and the effectiveness of Perrigo Company plc’s internal control over financial reporting as of December 31, 2023 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company under the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at the SEC’s Internet website, www.sec.gov. Except to the extent specifically incorporated by reference into this prospectus, the information contained on the SEC’s website is expressly not incorporated by reference into this prospectus.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document filed or incorporated by reference as an exhibit to our registration statement, the reference is only a summary. For a copy of the contract or other document, you should refer to the exhibits that are a part of the registration statement or incorporated by reference in the registration statement by the filing of a Current Report on Form 8-K, Form 10-Q, Form 10-K or otherwise. You may review a copy of the registration statement and the documents we incorporate by reference through the SEC’s Internet website as listed above.

The following documents filed with the SEC are incorporated by reference in this prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 27, 2024;

•	Quarterly Reports on Form 10-Q for the fiscal quarter ended March 30, 2024, filed with the SEC on May 7, 2024, and for the fiscal quarter ended June 29, 2024, filed with the SEC on August 2, 2024;

•

Those portions of the Company’s Proxy Statement on Schedule 14A filed on March  22, 2024 that are incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

•

Current Reports on Form 8-K filed with the SEC on March 6, 2024, April  25, 2024, May  3, 2024, May 7, 2024 (SEC Accession No. 0001193125-24-132478), May  28, 2024, June  10, 2024, July  10, 2024 (Item 1.01 only) and July 30, 2024; and

•	The description of the Company’s Ordinary Shares, contained in Exhibit 4.12 to our Annual Report on Form 10-K for the year ended December 31, 2019.

Also, all documents filed by us with the SEC under File No. 001-36353 pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (not including Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 under Form 8-K) after the date of this prospectus and prior to termination of the offering to which this prospectus relates shall be deemed to be incorporated by reference herein and to be a part hereof from the date of such filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge, copies of any document incorporated by reference into this prospectus, excluding exhibits other than those exhibits that are specifically incorporated by reference in this prospectus. You can obtain a copy of any document incorporated by reference by writing or calling us at our principal executive offices as follows:

Perrigo Company plc

The Sharp Building

Hogan Place

Dublin 2, Ireland D02 TY74

+353-1-7094000

Information on our website is not part of this prospectus, and you should not rely on that information in making your investment decision unless that information is also in this prospectus or has been expressly incorporated by reference in this prospectus.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. We have been advised by our Irish counsel, A&L Goodbody, that any proceedings in Ireland for the enforcement of a judgment obtained against either of the registrants in any U.S. federal or New York state court in the Borough of Manhattan in the City of New York (a “Foreign Judgment”) would be recognized and enforced by the courts of Ireland save that to enforce such a Foreign Judgment in Ireland it would be necessary to obtain an order of the Irish courts. Such order should be granted on proper proof of the Foreign Judgment without any re-trial or examination of the merits of the case subject to the following qualifications:

•	that the foreign court had jurisdiction, according to the laws of Ireland;

•	that the Foreign Judgment was not obtained by fraud;

•	that the Foreign Judgment is not contrary to public policy or natural justice as understood in Irish law;

•	that the Foreign Judgment is final and conclusive;

•	that the Foreign Judgment is for a definite sum of money; and

•	that the procedural rules of the court giving the Foreign Judgment have been observed.

Any such order of the Irish courts may be expressed in a currency other than euros in respect of the amount due and payable by either of the registrants but such order may be issued out of the Central Office of the Irish High Court expressed in euros by reference to the official rate of exchange prevailing on the date of issue of such order. However, in the event of a winding up of either of the registrants, amounts claimed in U.S. Dollars against either of the registrants in a currency other than the euro (the “Foreign Currency”) would, to the extent properly payable in the winding up, be paid if not in the Foreign Currency in the euro equivalent of the amount due in the Foreign Currency converted at the rate of exchange pertaining on the date of the commencement of such winding up.

It may be difficult for a securityholder to effect service of process within the United States or to enforce judgments obtained against us in U.S. courts. We have agreed that we may be served with process with respect to actions based on offers and sales of securities made in the United States and other violations of U.S. securities laws by having Perrigo Company, a wholly-owned subsidiary of Perrigo Company plc, be our U.S. agent appointed for that purpose. Perrigo Company is located at 430 Monroe Avenue NW, Grand Rapids, Michigan 49503. A judgment obtained against us in a U.S. court would be enforceable in the United States but could be executed upon only to the extent we have assets in the United States. An Irish court may impose civil liability on us or our directors or officers with respect to a violation of U.S. federal securities laws, provided that the facts surrounding such violation would constitute or give rise to a cause of action under Irish law.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth all fees and expenses payable by the registrants in connection with the issuance and distribution of the securities being registered hereby (other than underwriting or broker-dealer discounts and commissions). All of the amounts shown are estimates.

SEC registration fee	$(1)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Printing and engraving expenses	(2)
Trustee fees and expenses	(2)
Miscellaneous	(2)

Total	$(2)

(1)	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act.
(2)	The amount of these expenses is not presently known.

Item 15.	Indemnification of Directors and Officers

Perrigo Company plc, Perrigo Finance Unlimited Company, Perrigo Ireland 2 Designated Activity Company

Each director and executive officer of Perrigo Company plc enters into an indemnity agreement (the “Irish Indemnity Agreement”) with Perrigo Company plc. Under the Irish Indemnity Agreement and subject to the provisions of and so far as may be admitted by the Irish Companies Act 2014 (the “Companies Act”), every director and the secretary of Perrigo Company plc shall be entitled to be indemnified by Perrigo Company plc against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto including any liability incurred by him or her in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him or her as an officer or employee of Perrigo Company plc and in which judgment is given in his or her favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the court.

Pursuant to the Irish Indemnity Agreement, as far as is permissible under the Companies Act, Perrigo Company plc shall indemnify any current or former executive officer of Perrigo Company plc (excluding any present or former directors of Perrigo Company plc or secretary of Perrigo Company plc), or any person who is serving or has served at the request of Perrigo Company plc as a director or executive officer of another company, joint venture, trust or other enterprise, including any Perrigo Company plc subsidiary (each individually, a “Covered Person”), against any expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he or she was, is, or is threatened to be made a party, or is otherwise involved (a “proceeding”), by reason of the fact that he or she is or was a Covered Person; provided, however, that this provision shall not indemnify any Covered Person against any liability arising out of (a) any fraud or dishonesty in the performance of such Covered Person’s duty to Perrigo Company plc, or (b) such Covered Party’s conscious, intentional or willful breach of the obligation to act honestly and in good faith with a view to the best interests of Perrigo Company plc.

Irish company law places certain restrictions on a company providing indemnification to any of its directors or the secretary. In particular, the Companies Act provides that any provision that purports to exempt a director from liability for negligence, default, breach of duty or breach of trust in relation to the company is void. Accordingly, an Irish company may only indemnify its directors or secretary if the indemnified party receives a favorable judgment in respect of the liability, or where an Irish court determines that the director or the secretary acted honestly and reasonably and ought fairly to be excused, or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on the part of the director or secretary, or in which he/she is acquitted. This restriction does not prevent an Irish company from purchasing director and officer liability insurance and the restriction in the Companies Act does not apply to executives who are not directors or the secretary of the relevant company.

In addition, each director and executive officer of Perrigo Company plc enters into an indemnity agreement (the “Michigan Indemnity Agreement”) with Perrigo Company, a Michigan Corporation and a wholly-owned subsidiary of Perrigo Company plc. Under the Michigan Indemnity Agreement, Perrigo Company is obligated to indemnify Perrigo Company plc’s directors and executive officers to the full extent permitted under Michigan Business Corporation Act (the “MBCA”). Under Sections 561 through 571 of the MBCA, directors and officers of a Michigan corporation and directors and officers of a foreign corporation serving in such capacity at the request of a Michigan corporation may be entitled to indemnification by the corporation against judgments, expenses, fines, and amounts paid by the director or officer in settlement of claims brought against them by third persons or by or in the right of the corporation if those directors and officers acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation or its shareholders.

The MBCA provides for indemnification of directors and officers if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the organization or its shareholders (and, if a criminal proceeding, if they had no reasonable cause to believe their conduct was unlawful) against: (a) expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (other than an action by or in the right of Perrigo Company) arising out of a position with Perrigo Company (or with some other entity at the Perrigo Company’s request); and (b) expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding by or in the right of the Perrigo Company, unless the director or officer is found liable to Perrigo Company, provided that an appropriate court could determine that he or she is nevertheless fairly and reasonably entitled to indemnity for reasonable expenses incurred. The MBCA requires indemnification for expenses to the extent that a director or officer is successful in defending against any such action, suit, or proceeding.

The MBCA generally requires that the indemnification provided for above be made only on a determination that the director or officer met the applicable standard of conduct by a majority vote of a quorum of the board of directors who were not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of a committee of not less than two disinterested directors, by independent legal counsel, by all independent directors not parties or threatened to be made parties to the action, suit or proceeding, or by the shareholders. If the articles of incorporation include a provision eliminating or limiting the liability of a director, however, a corporation may indemnify a director for certain expenses and liabilities without a determination that the director met the applicable standards of conduct, unless the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the corporation or its shareholders, violated Section 551 of the MBCA or intentionally committed a criminal act. In connection with an action by or in the right of the corporation, such indemnification may be for expenses (including attorneys’ fees) actually and reasonably incurred. In connection with an action, suit, or proceeding other than an action, suit or proceeding by or in the right of the corporation, such indemnification may be for expenses (including attorneys’ fees) actually and reasonably incurred, and for judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred.

In certain circumstances, the MBCA further permits advances to cover such expenses before a final determination that indemnification is permissible or required, upon receipt of a written undertaking, which need not be secured and which may be accepted without reference to the financial ability of the person to make repayment, by or on behalf of the director or officer to repay such amounts if it shall ultimately be determined that he or she has not met the applicable standard of conduct. If a provision in the articles of incorporation or bylaws, a resolution of the board or shareholders or an agreement makes indemnification mandatory, then the advancement of expenses is also mandatory, unless the provision, resolution or agreement specifically provides otherwise. The Michigan Indemnity Agreement generally provide for the mandatory indemnification of, and payment of expenses incurred by, its directors and officers to the fullest extent permitted by applicable law unless the proceedings were initiated by the director or officer and not authorized by the board of directors.

Indemnification under the MBCA is not exclusive of other rights to indemnification to which a person may be entitled under the Perrigo Company’s amended and restated articles of incorporation, bylaws or a contractual agreement. However, the total amount of expenses advanced or indemnified from all sources may not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided for under the MBCA continues as to a person who ceases to be a director or executive officer.

The MBCA authorizes a court to award, or a corporation to grant, indemnification to directors and officers in terms that are sufficiently broad to permit indemnification for liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Perrigo Company pursuant to the foregoing provisions, Perrigo Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The MBCA permits a Michigan corporation to purchase insurance on behalf of its directors and officers and any person who serves at the request of the corporation as a director or officer of another corporation or other enterprise against any liability asserted against him or her in any such capacity or status, whether or not such liabilities would be within the above indemnification provisions. Pursuant to this authority, Perrigo Company maintains such insurance on behalf of its directors and officers.

Galpharm Healthcare Limited, Galpharm International Limited, Omega Pharma Limited, Perrigo Pharma Limited, Perrigo UK Acquisition Limited, Ranir (Holdings) Limited and Wrafton Laboratories Limited

Galpharm Healthcare Limited, Galpharm International Limited, Omega Pharma Limited, Perrigo Pharma Limited, Perrigo UK Acquisition Limited, Ranir (Holdings) Limited and Wrafton Laboratories Limited (the “U.K. Registrants”) are incorporated under the laws of the United Kingdom. Subject to the U.K. Companies Act 2006, or the Companies Act, members of the U.K. Registrants’ boards of directors and their officers have the benefit of the following indemnification provisions in the U.K. Registrants’ articles of association:

Members of the U.K. Registrants’ boards of directors may be indemnified against all relevant loss, including any liability incurred by them in defending any civil or criminal proceedings, in which judgment is given in their favor or in which they are acquitted or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on their part or in connection with any application in which the court grants them relief from liability for negligence, default, breach of duty or breach of trust in relation to the registrant’s or the group’s affairs. In the case of current or former members of the U.K. Registrants’ boards of directors, in compliance with the Companies Act, there shall be no entitlement to indemnification or reimbursement as referred to above for (i) any liability incurred to the U.K. Registrants or any associated company thereof, (ii) the payment of a fine imposed in any criminal proceeding or a penalty imposed by a regulatory authority for non-compliance with any requirement of a regulatory nature, (iii) the defense of any criminal proceeding if the member of the U.K. Registrants’ boards of directors is convicted, (iv) the defense of any civil proceeding brought by the registrant or an associated company in which judgment is given against the director, and (v) any application for relief under the statutes of the United Kingdom and any other statutes that concern and affect any of the U.K. Registrants as a company in which the court refuses to grant relief to the director.

Perrigo Florida, Inc.

Perrigo Florida, Inc. is a corporation organized under the laws of Florida. The Florida Business Corporation Act, as amended (the “FBCA”), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, the FBCA provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceedings, including any appeal thereof, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are wholly successful, on the merits or otherwise, in the defense of any of the proceedings described above, the FBCA provides that the corporation is required to indemnify such officers or directors against expenses incurred in connection therewith. However, the FBCA further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of the action so adjudicated and constitute: (i) willful or intentional misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe it was unlawful; or (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the FBCA or the corporation’s articles of incorporation.

Perrigo Direct, Inc.

Perrigo Direct, Inc. (“Perrigo Direct”) is a corporation organized under the laws of the state of Georgia. Sections 14-2-850 through 14-2-859 of the Georgia Business Corporation Code (“GBCC”) provide for the indemnification of officers and directors by the corporation under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director of the corporation. Under the GBCC, a corporation may purchase insurance on behalf of an officer or director of the corporation incurred in his or her capacity as an officer or director regardless of whether the person could be indemnified under the GBCC.

The bylaws of Perrigo Direct provide that Perrigo Direct may indemnify each officer and director to the fullest extent allowed by Georgia law and that Perrigo Direct may obtain insurance on behalf of such officers and directors against any liabilities asserted against such persons whether or not Perrigo Direct would have the power to indemnify them.

Perrigo International Holdings II, Inc. and Perrigo New York, Inc.

Perrigo International Holdings II, Inc. and Perrigo New York, Inc. (the “Delaware Corporation Registrants”) are corporations organized under the laws of the state of Delaware. Section 145 of the Delaware General Corporation Law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders,

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

•	under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the Delaware General Corporation Law, or

•	for any transaction from which the director derived an improper personal benefit.

The certificates of incorporation of the Delaware Corporation Registrants provide that the Delaware Corporation Registrants shall, to the fullest extent permitted by Delaware General Corporation Law, indemnify all persons whom the Delaware Corporation Registrants may indemnify under Delaware law and contain provisions permitted by Section 102(b)(7) of the Delaware General Corporation Law.

Athena Neurosciences, LLC, Elan Pharmaceuticals, LLC, PBM Canada Holdings, LLC, PBM Nutritionals, LLC, PBM Products, LLC, Perrigo Diabetes Care, LLC, Perrigo International Holdings, LLC, Perrigo Investments, LLC, Perrigo Mexico Investment Holdings, LLC, Ranir Global Holdings, LLC and Ranir, LLC

Athena Neurosciences, LLC, Elan Pharmaceuticals, LLC, PBM Canada Holdings, LLC, PBM Nutritionals, LLC, PBM Products, LLC, Perrigo Diabetes Care, LLC, Perrigo International Holdings, LLC, Perrigo Investments, LLC, Perrigo Mexico Investment Holdings, LLC, Ranir Global Holdings, LLC and Ranir, LLC (the “Delaware LLC Registrants”) are limited liability companies organized under the laws of the state of Delaware. Subject to the standards and restrictions as are set forth in the limited liability company agreements of each of the Delaware LLC Registrants, the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other persons from and against any and all claims and demands whatsoever.

The limited liability company agreements of each of the Delaware LLC Registrants provide that the Delaware LLC Registrants shall indemnify and hold harmless its members, their affiliates and subsidiaries, and all officers, directors, partners, employees and agents of any of the foregoing (each, an “Indemnitee”) to the full extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved as a party or otherwise, arising from, or in connection with, the performance of any action by such Indemnitee performed or omitted in good faith and in a manner reasonably believed to be within the scope of authority conferred on such Indemnitee for, on behalf of, or otherwise in connection with, the Delaware LLC Registrants.

Medgenix Benelux NV, OCE-BIO BV, Perrigo Belgium NV, Perrigo Holding NV, Perrigo Capital NV, Omega Pharma Innovation & Development NV, Omega Pharma International NV, Omega Pharma Trading NV and Perrigo Europe Invest NV

Medgenix Benelux NV, OCE-BIO BV, Perrigo Belgium NV, Perrigo Holding NV, Perrigo Capital NV, Omega Pharma Innovation & Development NV, Omega Pharma International NV, Omega Pharma Trading NV and Perrigo Europe Invest NV (the “Belgian Guarantors”) are incorporated under the laws of Belgium. Under Belgian law, the directors of a company may be held liable for damages to the company in case of improper performance of their duties. The directors of the Belgian Gurantors may be liable to us and to third parties for infringement of the articles of association of the relevant Belgian Guarantor or Belgian company law. Their liability is, however, capped by law, with caps varying from EUR 125,000 to EUR 12,000,000 depending on the Belgian Guarantor’s average balance sheet total and revenue over the last three financial years. An exception to these caps exists for recurring mistakes, fraud, gross misconduct or certain specific liabilities upon insolvency. Under certain circumstances, directors may be criminally liable.

The foregoing summaries are qualified in their entirety to the terms and provisions of such charters, bylaws and arrangements.

Item 16.	Exhibits

1.1*	Form of Underwriting Agreement.

3.1	Certificate of Incorporation of Perrigo Company plc (formerly known as Perrigo Company Limited) (incorporated by reference to Exhibit 4.1 to Perrigo Company plc’s Registration Statement on Form S-8 filed December 19, 2013) (File No. 333-192946).

3.2	Memorandum and Articles of Association of Perrigo Company plc, as amended and restated (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed on August 10, 2017) (File No. 001-36353).

3.3	Memorandum and Articles of Association of Perrigo Finance Unlimited Company (as amended by Special Resolutions dated November 11, 2004, October 22, 2014, October 23, 2015 and May 15, 2019) (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on March 10, 2016) (File No. 001-36353).

3.4	Certificate of Incorporation of Perrigo Finance Unlimited Company, dated October 29, 2015 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 10, 2016) (File No. 001-36353).

4.1	Base Indenture dated as of December 2, 2014, between Perrigo Finance Unlimited Company, formerly known as Perrigo Finance plc, Perrigo Company plc and Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 2, 2014) (File No. 001-36353).

4.2*	Form of Debt Securities.

4.3*	Form of Stock Certificate of Ordinary Shares.

4.4*	Form of Certificate of Designation for Preferred Shares.

5.1†	Opinion of A&L Goodbody.

5.2†	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

5.3†	Opinion of Fried, Frank, Harris, Shriver & Jacobson (London) LLP.

5.4†	Opinion of Warner Norcross + Judd LLP.

5.5†	Opinion of Stibbe BV/SRL

5.6†	Opinion of Deputy General Counsel.

22.1	List of Guarantor Subsidiaries (incorporated by reference to Exhibit 22 to the Company’s Quarterly Report on Form 10-Q filed on August 2, 2024).

23.1†	Consent of Ernst & Young LLP, independent registered public accounting firm for Perrigo Company plc.

23.2†	Consent of A&L Goodbody (contained in Exhibit 5.1 to this registration statement).

23.3†	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (contained in Exhibit 5.2 to this registration statement).

23.4†	Consent of Fried, Frank, Harris, Shriver & Jacobson (London) LLP (contained in Exhibit 5.3 to this registration statement).

23.5†	Consent of Warner Norcross + Judd LLP (contained in Exhibit 5.4 to this registration statement).

23.6†	Consent of Stibbe BV/SRL (contained in Exhibit 5.5 to this registration statement).

23.7†	Consent of Deputy General Counsel (contained in Exhibit 5.6 to this registration statement).

24†	Powers of Attorney (included on signature page hereto).

25.1†	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as Trustee with respect to the Base Indenture dated as of December 2, 2014.

107†	Filing Fee Table.

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

†	Filed herewith.

Item 17.	Undertakings

Each of the undersigned registrants hereby undertakes:

(a)	(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the undersigned registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)

Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of each of the undersigned registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

(d)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the undersigned registrants pursuant to the foregoing provisions, or otherwise, each of the undersigned registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on the 9th day of September, 2024.

PERRIGO COMPANY PLC

By:	/s/ Patrick Lockwood-Taylor
Patrick Lockwood-Taylor
Chief Executive Officer and President

Each person whose name appears below hereby constitutes and appoints Patrick Lockwood-Taylor, Eduardo Bezerra and Todd W. Kingma and each of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Patrick Lockwood-Taylor Patrick Lockwood-Taylor	Chief Executive Officer and President (Principal Executive Officer)	September 9, 2024

/s/ Eduardo Bezerra Eduardo Bezerra	Chief Financial Officer (Principal Accounting and Financial Officer)	September 9, 2024

/s/ Orlando D. Ashford Orlando D. Ashford	Chairman of the Board	September 9, 2024

/s/ Bradley A. Alford Bradley A. Alford	Director	September 9, 2024

/s/ Katherine Doyle Katherine Doyle	Director	September 9, 2024

/s/ Adriana Karaboutis Adriana Karaboutis	Director	September 9, 2024

/s/ Jeffrey B. Kindler Jeffrey B. Kindler	Director	September 9, 2024

/s/ Albert A. Manzone Albert A. Manzone	Director	September 9, 2024

Signature	Title	Date

/s/ Donal O’Connor Donal O’Connor	Director	September 9, 2024

/s/ Geoffrey M. Parker Geoffrey M. Parker	Director	September 9, 2024

/s/ Julia Brown Julia Brown	Director	September 9, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on the 9th day of September, 2024.

PERRIGO FINANCE UNLIMITED COMPANY

By:	/s/ Patrick Lockwood-Taylor
Patrick Lockwood-Taylor
Principal Executive Officer

Each person whose name appears below hereby constitutes and appoints Patrick Lockwood-Taylor, Eduardo Bezerra and Todd W. Kingma as such person’s true and lawful attorney-in-fact and agent, with full power of substitution to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Patrick Lockwood-Taylor Patrick Lockwood-Taylor	Principal Executive Officer	September 9, 2024

/s/ Eduardo Bezerra Eduardo Bezerra	Principal Accounting Officer and Principal Financial Officer	September 9, 2024

/s/ Sonia Hollies Sonia Hollies	Director	September 9, 2024

/s/ Robert Willis Robert Willis	Director	September 9, 2024

/s/ Ronald Janish Ronald Janish	Director	September 9, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on the 9th day of September, 2024.

PERRIGO IRELAND 2 DESIGNATED ACTIVITY COMPANY

By:	/s/ Patrick Lockwood-Taylor
Patrick Lockwood-Taylor
Principal Executive Officer

Each person whose name appears below hereby constitutes and appoints Patrick Lockwood-Taylor, Eduardo Bezerra and Todd W. Kingma as such person’s true and lawful attorney-in-fact and agent, with full power of substitution to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Patrick Lockwood-Taylor Patrick Lockwood-Taylor	Principal Executive Officer	September 9, 2024

/s/ Eduardo Bezerra Eduardo Bezerra	Principal Accounting Officer and Principal Financial Officer	September 9, 2024

/s/ Annette Corcoran Annette Corcoran	Director	September 9, 2024

/s/ Jean Byrne Jean Byrne	Director	September 9, 2024

/s/ Robert Willis Robert Willis	Director	September 9, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on the 9th day of September, 2024.

L. PERRIGO COMPANY

PERRIGO AMERICAS HOLDINGS, INC.

PERRIGO DIRECT, INC.

PERRIGO FLORIDA, INC.

PERRIGO INTERNATIONAL HOLDINGS II, INC.

PERRIGO INTERNATIONAL, INC.

PERRIGO MANAGEMENT COMPANY

PERRIGO NEW YORK, INC.

PERRIGO RESEARCH & DEVELOPMENT COMPANY

PERRIGO SALES CORPORATION

PMI BRANDED PHARMACEUTICALS, INC.

By:	/s/ Patrick Lockwood-Taylor
Patrick Lockwood-Taylor
Director

Each person whose name appears below hereby constitutes and appoints Patrick Lockwood-Taylor, Eduardo Bezerra and Todd W. Kingma as such person’s true and lawful attorney-in-fact and agent, with full power of substitution to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Patrick Lockwood-Taylor Patrick Lockwood-Taylor	Principal Executive Officer and Director	September 9, 2024

/s/ Eduardo Bezerra Eduardo Bezerra	Principal Accounting Officer, Principal Financial Officer and Director	September 9, 2024

/s/ Todd Kingma Todd Kingma	Director	September 9, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on the 9th day of September, 2024.

RANIR GLOBAL HOLDINGS, LLC RANIR, LLC

By:	/s/ Patrick Lockwood-Taylor
Patrick Lockwood-Taylor
Manager

Each person whose name appears below hereby constitutes and appoints Patrick Lockwood-Taylor, Eduardo Bezerra and Todd W. Kingma as such person’s true and lawful attorney-in-fact and agent, with full power of substitution to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Patrick Lockwood-Taylor Patrick Lockwood-Taylor	Principal Executive Officer and Manager	September 9, 2024

/s/ Eduardo Bezerra Eduardo Bezerra	Principal Accounting Officer, Principal Financial Officer and Manager	September 9, 2024

/s/ Todd Kingma Todd Kingma	Manager	September 9, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on the 9th day of September, 2024.

PERRIGO COMPANY

By:	/s/ Patrick Lockwood-Taylor
Patrick Lockwood-Taylor
Director

Each person whose name appears below hereby constitutes and appoints Patrick Lockwood-Taylor, Eduardo Bezerra and Todd W. Kingma as such person’s true and lawful attorney-in-fact and agent, with full power of substitution to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Patrick Lockwood-Taylor Patrick Lockwood-Taylor	Principal Executive Officer and Director	September 9, 2024

/s/ Eduardo Bezerra Eduardo Bezerra	Principal Accounting Officer, Principal Financial Officer and Director	September 9, 2024

/s/ Todd Kingma Todd Kingma	Director	September 9, 2024

/s/ Ronald Janish Ronald Janish	Director	September 9, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on the 9th day of September, 2024.

GALPHARM HEALTHCARE LIMITED GALPHARM INTERNATIONAL LIMITED PERRIGO PHARMA LIMITED

By:	/s/ Patrick Lockwood-Taylor
Patrick Lockwood-Taylor
Principal Executive Officer

Each person whose name appears below hereby constitutes and appoints Patrick Lockwood-Taylor, Eduardo Bezerra and Todd W. Kingma as such person’s true and lawful attorney-in-fact and agent, with full power of substitution to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Patrick Lockwood-Taylor Patrick Lockwood-Taylor	Principal Executive Officer and Director	September 9, 2024

/s/ Eduardo Bezerra Eduardo Bezerra	Principal Accounting Officer, Principal Financial Officer and Director	September 9, 2024

/s/ Chris Rudd Chris Rudd	Director	September 9, 2024

/s/ Dom Rivers Dom Rivers	Director	September 9, 2024

/s/ Stuart Mills Stuart Mills	Director	September 9, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on the 9th day of September, 2024.

OMEGA PHARMA LIMITED

By:	/s/ Patrick Lockwood-Taylor
Patrick Lockwood-Taylor
Principal Executive Officer

Each person whose name appears below hereby constitutes and appoints Patrick Lockwood-Taylor, Eduardo Bezerra and Todd W. Kingma as such person’s true and lawful attorney-in-fact and agent, with full power of substitution to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Patrick Lockwood-Taylor Patrick Lockwood-Taylor	Principal Executive Officer and Director	September 9, 2024

/s/ Eduardo Bezerra Eduardo Bezerra	Principal Accounting Officer, Principal Financial Officer and Director	September 9, 2024

/s/ Chris Rudd Chris Rudd	Director	September 9, 2024

/s/ Dom Rivers Dom Rivers	Director	September 9, 2024

/s/ Sonia Hollies Sonia Hollies	Director	September 9, 2024

/s/ Stuart Mills Stuart Mills	Director	September 9, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on the 9th day of September, 2024.

PERRIGO UK ACQUISITION LIMITED RANIR (HOLDINGS) LIMITED

By:	/s/ Patrick Lockwood-Taylor
Patrick Lockwood-Taylor
Principal Executive Officer

Each person whose name appears below hereby constitutes and appoints Patrick Lockwood-Taylor, Eduardo Bezerra and Todd W. Kingma as such person’s true and lawful attorney-in-fact and agent, with full power of substitution to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Patrick Lockwood-Taylor Patrick Lockwood-Taylor	Principal Executive Officer	September 9, 2024

/s/ Eduardo Bezerra Eduardo Bezerra	Principal Accounting Officer and Principal Financial Officer	September 9, 2024

/s/ Chris Rudd Chris Rudd	Director	September 9, 2024

/s/ Dom Rivers Dom Rivers	Director	September 9, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on the 9th day of September, 2024.

WRAFTON LABORATORIES LIMITED

By:	/s/ Patrick Lockwood-Taylor
Patrick Lockwood-Taylor
Principal Executive Officer

Each person whose name appears below hereby constitutes and appoints Patrick Lockwood-Taylor, Eduardo Bezerra and Todd W. Kingma as such person’s true and lawful attorney-in-fact and agent, with full power of substitution to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Patrick Lockwood-Taylor Patrick Lockwood-Taylor	Principal Executive Officer	September 9, 2024

/s/ Eduardo Bezerra Eduardo Bezerra	Principal Accounting Officer and Principal Financial Officer	September 9, 2024

/s/ Chris Rudd Chris Rudd	Director	September 9, 2024

/s/ Chris Semple Chris Semple	Director	September 9, 2024

/s/ Jason Ridge Jason Ridge	Director	September 9, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on the 9th day of September, 2024.

PERRIGO CORPORATION DESIGNATED ACTIVITY COMPANY

PERRIGO INTERNATIONAL FINANCE DESIGNATED ACTIVITY COMPANY

PERRIGO IRELAND 1 DESIGNATED ACTIVITY COMPANY

PERRIGO IRELAND 10 UNLIMITED COMPANY

PERRIGO IRELAND 4 UNLIMITED COMPANY

PERRIGO IRELAND 5 UNLIMITED COMPANY PERRIGO IRELAND 6 UNLIMITED COMPANY PERRIGO IRELAND 9 UNLIMITED COMPANY PERRIGO SCIENCE 1 DESIGNATED ACTIVITY COMPANY

By:	/s/ Patrick Lockwood-Taylor
Patrick Lockwood-Taylor
Principal Executive Officer

Each person whose name appears below hereby constitutes and appoints Patrick Lockwood-Taylor, Eduardo Bezerra and Todd W. Kingma as such person’s true and lawful attorney-in-fact and agent, with full power of substitution to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Patrick Lockwood-Taylor Patrick Lockwood-Taylor	Principal Executive Officer	September 9, 2024

/s/ Eduardo Bezerra Eduardo Bezerra	Principal Accounting Officer and Principal Financial Officer	September 9, 2024

/s/ Annette Corcoran Annette Corcoran	Director	September 9, 2024

/s/ Jean Byrne Jean Byrne	Director	September 9, 2024

/s/ Robert Willis Robert Willis	Director	September 9, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on the 9th day of September, 2024.

PERRIGO IRELAND 13 DESIGNATED ACTIVITY COMPANY

By:	/s/ Patrick Lockwood-Taylor
Patrick Lockwood-Taylor
Principal Executive Officer

Each person whose name appears below hereby constitutes and appoints Patrick Lockwood-Taylor, Eduardo Bezerra and Todd W. Kingma as such person’s true and lawful attorney-in-fact and agent, with full power of substitution to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Patrick Lockwood-Taylor Patrick Lockwood-Taylor	Principal Executive Officer	September 9, 2024

/s/ Eduardo Bezerra Eduardo Bezerra	Principal Accounting Officer and Principal Financial Officer	September 9, 2024

/s/ Annette Corcoran Annette Corcoran	Director	September 9, 2024

/s/ Jean Byrne Jean Byrne	Director	September 9, 2024

/s/ Sonia Hollies Sonia Hollies	Director	September 9, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on the 9th day of September, 2024.

PERRIGO HOLDING NV PERRIGO CAPITAL NV PERRIGO EUROPE INVEST NV

By:	/s/ Patrick Lockwood-Taylor
Patrick Lockwood-Taylor
Principal Executive Officer

Each person whose name appears below hereby constitutes and appoints Patrick Lockwood-Taylor, Eduardo Bezerra and Todd W. Kingma as such person’s true and lawful attorney-in-fact and agent, with full power of substitution to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Patrick Lockwood-Taylor Patrick Lockwood-Taylor	Principal Executive Officer	September 9, 2024

/s/ Eduardo Bezerra Eduardo Bezerra	Principal Accounting Officer and Principal Financial Officer	September 9, 2024

/s/ Anja van Winsberghe Anja van Winsberghe	Director	September 9, 2024

/s/ Magali Verbraeken Magali Verbraeken	Director	September 9, 2024

/s/ Sonia Hollies Sonia Hollies	Director	September 9, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on the 9th day of September, 2024.

PERRIGO BELGIUM NV OMEGA PHARMA INNOVATION & DEVELOPMENT NV OMEGA PHARMA TRADING NV

By:	/s/ Patrick Lockwood-Taylor
Patrick Lockwood-Taylor
Principal Executive Officer

Each person whose name appears below hereby constitutes and appoints Patrick Lockwood-Taylor, Eduardo Bezerra and Todd W. Kingma as such person’s true and lawful attorney-in-fact and agent, with full power of substitution to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Patrick Lockwood-Taylor Patrick Lockwood-Taylor	Principal Executive Officer	September 9, 2024

/s/ Eduardo Bezerra Eduardo Bezerra	Principal Accounting Officer and Principal Financial Officer	September 9, 2024

/s/ Anja van Winsberghe Anja van Winsberghe	Director	September 9, 2024

/s/ Magali Verbraeken Magali Verbraeken	Director	September 9, 2024

/s/ Mira De Maeyer Mira De Maeyer	Director	September 9, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on the 9th day of September, 2024.

CHEFARO IRELAND DESIGNATED ACTIVITY COMPANY

By:	/s/ Patrick Lockwood-Taylor
Patrick Lockwood-Taylor
Principal Executive Officer

Each person whose name appears below hereby constitutes and appoints Patrick Lockwood-Taylor, Eduardo Bezerra and Todd W. Kingma as such person’s true and lawful attorney-in-fact and agent, with full power of substitution to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Patrick Lockwood-Taylor	Principal Executive Officer	September 9, 2024
Patrick Lockwood-Taylor

/s/ Eduardo Bezerra	Principal Accounting Officer and Principal Financial Officer	September 9, 2024
Eduardo Bezerra

/s/ Anja van Winsberghe	Director	September 9, 2024
Anja van Winsberghe

/s/ Janice Scully	Director	September 9, 2024
Janice Scully

/s/ Dom Rivers	Director	September 9, 2024
Dom Rivers

/s/ Niall Faul	Director	September 9, 2024
Niall Faul

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on the 9th day of September, 2024.

MEDGENIX BENELUX NV

By:	/s/ Patrick Lockwood-Taylor
Patrick Lockwood-Taylor
Principal Executive Officer

Each person whose name appears below hereby constitutes and appoints Patrick Lockwood-Taylor, Eduardo Bezerra and Todd W. Kingma as such person’s true and lawful attorney-in-fact and agent, with full power of substitution to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Patrick Lockwood-Taylor	Principal Executive Officer	September 9, 2024
Patrick Lockwood-Taylor

/s/ Eduardo Bezerra	Principal Accounting Officer and Principal Financial Officer	September 9, 2024
Eduardo Bezerra

/s/ Anja van Winsberghe	Director	September 9, 2024
Anja van Winsberghe

/s/ Magali Verbraeken	Director	September 9, 2024
Magali Verbraeken

/s/ Geert Florizoone	Director	September 9, 2024
Geert Florizoone

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on the 9th day of September, 2024.

OMEGA PHARMA INTERNATIONAL NV

By:	/s/ Patrick Lockwood-Taylor
Patrick Lockwood-Taylor
Principal Executive Officer

Each person whose name appears below hereby constitutes and appoints Patrick Lockwood-Taylor, Eduardo Bezerra and Todd W. Kingma as such person’s true and lawful attorney-in-fact and agent, with full power of substitution to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Patrick Lockwood-Taylor	Principal Executive Officer	September 9, 2024
Patrick Lockwood-Taylor

/s/ Eduardo Bezerra	Principal Accounting Officer and Principal Financial Officer	September 9, 2024
Eduardo Bezerra

/s/ Anja van Winsberghe	Director	September 9, 2024
Anja van Winsberghe

/s/ Magali Verbraeken	Director	September 9, 2024
Magali Verbraeken

/s/ Mira De Maeyer	Director	September 9, 2024
Mira De Maeyer

/s/ Sonia Hollies	Director	September 9, 2024
Sonia Hollies

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on the 9th day of September, 2024.

PERRIGO SUPPLY CHAIN INTERNATIONAL DESIGNATED ACTIVITY COMPANY

By:	/s/ Patrick Lockwood-Taylor
Patrick Lockwood-Taylor
Principal Executive Officer

Each person whose name appears below hereby constitutes and appoints Patrick Lockwood-Taylor, Eduardo Bezerra and Todd W. Kingma as such person’s true and lawful attorney-in-fact and agent, with full power of substitution to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Patrick Lockwood-Taylor	Principal Executive Officer	September 9, 2024
Patrick Lockwood-Taylor

/s/ Eduardo Bezerra	Principal Accounting Officer and Principal Financial Officer	September 9, 2024
Eduardo Bezerra

/s/ Anja van Winsberghe	Director	September 9, 2024
Anja van Winsberghe

/s/ Annette Corcoran	Director	September 9, 2024
Annette Corcoran

/s/ Robert Willis	Director	September 9, 2024
Robert Willis

/s/ Ronald Janish	Director	September 9, 2024
Ronald Janish

/s/ Sonia Hollies	Director	September 9, 2024
Sonia Hollies

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on the 9th day of September, 2024.

OMEGA TEKNIKA DESIGNATED ACTIVITY COMPANY

By:	/s/ Patrick Lockwood-Taylor
Patrick Lockwood-Taylor
Principal Executive Officer

Each person whose name appears below hereby constitutes and appoints Patrick Lockwood-Taylor, Eduardo Bezerra and Todd W. Kingma as such person’s true and lawful attorney-in-fact and agent, with full power of substitution to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Patrick Lockwood-Taylor	Principal Executive Officer	September 9, 2024
Patrick Lockwood-Taylor

/s/ Eduardo Bezerra	Principal Accounting Officer and Principal Financial Officer	September 9, 2024
Eduardo Bezerra

/s/ Anja van Winsberghe	Director	September 9, 2024
Anja van Winsberghe

/s/ Jean Byrne	Director	September 9, 2024
Jean Byrne

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on the 9th day of September, 2024.

OCE BIO BV

By:	/s/ Patrick Lockwood-Taylor
Patrick Lockwood-Taylor
Principal Executive Officer

Each person whose name appears below hereby constitutes and appoints Patrick Lockwood-Taylor, Eduardo Bezerra and Todd W. Kingma as such person’s true and lawful attorney-in-fact and agent, with full power of substitution to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Patrick Lockwood-Taylor Patrick Lockwood-Taylor	Principal Executive Officer	September 9, 2024

/s/ Eduardo Bezerra Eduardo Bezerra	Principal Accounting Officer and Principal Financial Officer	September 9, 2024

/s/ Mira De Maeyer Mira De Maeyer	Director	September 9, 2024

/s/ David Willems David Willems	Director	September 9, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on the 9th day of September, 2024.

PERRIGO PHARMA INTERNATIONAL DESIGNATED ACTIVITY COMPANY

By:	/s/ Patrick Lockwood-Taylor
Patrick Lockwood-Taylor
Principal Executive Officer

Each person whose name appears below hereby constitutes and appoints Patrick Lockwood-Taylor, Eduardo Bezerra and Todd W. Kingma as such person’s true and lawful attorney-in-fact and agent, with full power of substitution to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Patrick Lockwood-Taylor Patrick Lockwood-Taylor	Principal Executive Officer	September 9, 2024

/s/ Eduardo Bezerra Eduardo Bezerra	Principal Accounting Officer and Principal Financial Officer	September 9, 2024

/s/ Sonia Hollies Sonia Hollies	Director	September 9, 2024

/s/ Alison Ives Alison Ives	Director	September 9, 2024

/s/ Robert Willis Robert Willis	Director	September 9, 2024

/s/ Roberto Khoury Roberto Khoury	Director	September 9, 2024

/s/ Ronald Janish Ronald Janish	Director	September 9, 2024

/s/ Todd Kingma Todd Kingma	Director	September 9, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on the 9th day of September, 2024.

PERRIGO HOLDINGS UNLIMITED COMPANY

By:	/s/ Patrick Lockwood-Taylor
Patrick Lockwood-Taylor
Principal Executive Officer

Each person whose name appears below hereby constitutes and appoints Patrick Lockwood-Taylor, Eduardo Bezerra and Todd W. Kingma as such person’s true and lawful attorney-in-fact and agent, with full power of substitution to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Patrick Lockwood-Taylor Patrick Lockwood-Taylor	Principal Executive Officer	September 9, 2024

/s/ Eduardo Bezerra Eduardo Bezerra	Principal Accounting Officer and Principal Financial Officer	September 9, 2024

/s/ Annette Corcoran Annette Corcoran	Director	September 9, 2024

/s/ Robert Willis Robert Willis	Director	September 9, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on the 9th day of September, 2024.

ATHENA NEUROSCIENCES, LLC

By:	/s/ Patrick Lockwood-Taylor
Patrick Lockwood-Taylor
Principal Executive Officer

Each person whose name appears below hereby constitutes and appoints Patrick Lockwood-Taylor, Eduardo Bezerra and Todd W. Kingma as such person’s true and lawful attorney-in-fact and agent, with full power of substitution to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Patrick Lockwood-Taylor Patrick Lockwood-Taylor	Principal Executive Officer	September 9, 2024

/s/ Eduardo Bezerra Eduardo Bezerra	Principal Accounting Officer and Principal Financial Officer	September 9, 2024

/s/ Annette Corcoran Annette Corcoran	Director of Perrigo Holdings UC, the Registrant’s Member	September 9, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on the 9th day of September, 2024.

ELAN PHARMACEUTICALS, LLC

By:	/s/ Patrick Lockwood-Taylor
Patrick Lockwood-Taylor
Principal Executive Officer

Each person whose name appears below hereby constitutes and appoints Patrick Lockwood-Taylor, Eduardo Bezerra and Todd W. Kingma as such person’s true and lawful attorney-in-fact and agent, with full power of substitution to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Patrick Lockwood-Taylor Patrick Lockwood-Taylor	Principal Executive Officer	September 9, 2024

/s/ Eduardo Bezerra Eduardo Bezerra	Principal Accounting Officer and Principal Financial Officer	September 9, 2024

/s/ Annette Corcoran Annette Corcoran	Director of Perrigo Holdings UC, Member of Athena Neurosciences, LLC, the Registrant’s Member	September 9, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on the 9th day of September, 2024.

GR8NESS, LLC

By:	/s/ Patrick Lockwood-Taylor
Patrick Lockwood-Taylor
Principal Executive Officer

Each person whose name appears below hereby constitutes and appoints Patrick Lockwood-Taylor, Eduardo Bezerra and Todd W. Kingma as such person’s true and lawful attorney-in-fact and agent, with full power of substitution to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Patrick Lockwood-Taylor Patrick Lockwood-Taylor	Principal Executive Officer	September 9, 2024

/s/ Eduardo Bezerra Eduardo Bezerra	Principal Accounting Officer and Principal Financial Officer	September 9, 2024

/s/ Sonia Hollies Sonia Hollies	SVP & Treasurer of Perrigo Company, the Registrant’s Member	September 9, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on the 9th day of September, 2024.

PBM CANADA HOLDINGS, LLC

By:	/s/ Patrick Lockwood-Taylor
Patrick Lockwood-Taylor
Principal Executive Officer

Each person whose name appears below hereby constitutes and appoints Patrick Lockwood-Taylor, Eduardo Bezerra and Todd W. Kingma as such person’s true and lawful attorney-in-fact and agent, with full power of substitution to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Patrick Lockwood-Taylor Patrick Lockwood-Taylor	Principal Executive Officer	September 9, 2024

/s/ Eduardo Bezerra Eduardo Bezerra	Principal Accounting Officer and Principal Financial Officer	September 9, 2024

/s/ Sonia Hollies Sonia Hollies	SVP & Treasurer of PBM Holdings LLC, the Registrant’s Member	September 9, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on the 9th day of September, 2024.

PBM NUTRITIONALS, LLC

By:	/s/ Patrick Lockwood-Taylor
Patrick Lockwood-Taylor
Principal Executive Officer

Each person whose name appears below hereby constitutes and appoints Patrick Lockwood-Taylor, Eduardo Bezerra and Todd W. Kingma as such person’s true and lawful attorney-in-fact and agent, with full power of substitution to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Patrick Lockwood-Taylor Patrick Lockwood-Taylor	Principal Executive Officer	September 9, 2024

/s/ Eduardo Bezerra Eduardo Bezerra	Principal Accounting Officer and Principal Financial Officer	September 9, 2024

/s/ Sonia Hollies Sonia Hollies	SVP & Treasurer of L. Perrigo, the Registrant’s Member	September 9, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on the 9th day of September, 2024.

PBM PRODUCTS, LLC

By:	/s/ Patrick Lockwood-Taylor
Patrick Lockwood-Taylor
Principal Executive Officer

Each person whose name appears below hereby constitutes and appoints Patrick Lockwood-Taylor, Eduardo Bezerra and Todd W. Kingma as such person’s true and lawful attorney-in-fact and agent, with full power of substitution to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Patrick Lockwood-Taylor Patrick Lockwood-Taylor	Principal Executive Officer	September 9, 2024

/s/ Eduardo Bezerra Eduardo Bezerra	Principal Accounting Officer and Principal Financial Officer	September 9, 2024

/s/ Sonia Hollies Sonia Hollies	SVP & Treasurer of PBM Holdings LLC, the Registrant’s Member	September 9, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on the 9th day of September, 2024.

PERRIGO DIABETES CARE, LLC

By:	/s/ Patrick Lockwood-Taylor
Patrick Lockwood-Taylor
Principal Executive Officer

Each person whose name appears below hereby constitutes and appoints Patrick Lockwood-Taylor, Eduardo Bezerra and Todd W. Kingma as such person’s true and lawful attorney-in-fact and agent, with full power of substitution to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Patrick Lockwood-Taylor Patrick Lockwood-Taylor	Principal Executive Officer	September 9, 2024

/s/ Eduardo Bezerra Eduardo Bezerra	Principal Accounting Officer and Principal Financial Officer	September 9, 2024

/s/ Sonia Hollies Sonia Hollies	SVP & Treasurer of Perrigo Company of Tennessee, the Registrant’s Member	September 9, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on the 9th day of September, 2024.

PERRIGO FINANCE (US) LLC

By:	/s/ Patrick Lockwood-Taylor
Patrick Lockwood-Taylor
Principal Executive Officer

Each person whose name appears below hereby constitutes and appoints Patrick Lockwood-Taylor, Eduardo Bezerra and Todd W. Kingma as such person’s true and lawful attorney-in-fact and agent, with full power of substitution to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Patrick Lockwood-Taylor Patrick Lockwood-Taylor	Principal Executive Officer	September 9, 2024

/s/ Eduardo Bezerra Eduardo Bezerra	Principal Accounting Officer and Principal Financial Officer	September 9, 2024

/s/ Sonia Hollies Sonia Hollies	SVP & Treasurer of Perrigo Research & Development Company, the Registrant’s Member	September 9, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on the 9th day of September, 2024.

PERRIGO INTERNATIONAL HOLDINGS, LLC

By:	/s/ Patrick Lockwood Taylor
Patrick Lockwood-Taylor
Principal Executive Officer

Each person whose name appears below hereby constitutes and appoints Patrick Lockwood-Taylor, Eduardo Bezerra and Todd W. Kingma as such person’s true and lawful attorney-in-fact and agent, with full power of substitution to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Patrick Lockwood-Taylor Patrick Lockwood-Taylor	Principal Executive Officer	September 9, 2024

/s/ Eduardo Bezerra Eduardo Bezerra	Principal Accounting Officer and Principal Financial Officer	September 9, 2024

/s/ Sonia Hollies Sonia Hollies	SVP & Treasurer of Perrigo Netherlands International Partnership C.V., Member of Perrigo International Holdings II, General Partner of the Registrant	September 9, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on the 9th day of September, 2024.

PERRIGO INVESTMENTS, LLC

By:	/s/ Patrick Lockwood-Taylor
Patrick Lockwood-Taylor
Principal Executive Officer

Each person whose name appears below hereby constitutes and appoints Patrick Lockwood-Taylor, Eduardo Bezerra and Todd W. Kingma as such person’s true and lawful attorney-in-fact and agent, with full power of substitution to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Patrick Lockwood-Taylor Patrick Lockwood-Taylor	Principal Executive Officer	September 9, 2024

/s/ Eduardo Bezerra Eduardo Bezerra	Principal Accounting Officer and Principal Financial Officer	September 9, 2024

/s/ Sonia Hollies Sonia Hollies	SVP & Treasurer of Perrigo Americas Holdings Inc., the Registrant’s Member	September 9, 2024

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on the 9th day of September, 2024.

PERRIGO MEXICO INVESTMENT HOLDINGS, LLC

By:	/s/ Patrick Lockwood Taylor
Patrick Lockwood-Taylor
Principal Executive Officer

Each person whose name appears below hereby constitutes and appoints Patrick Lockwood-Taylor, Eduardo Bezerra and Todd W. Kingma as such person’s true and lawful attorney-in-fact and agent, with full power of substitution to sign for such person and in such person’s name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments, and to file the same with all exhibits and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Patrick Lockwood-Taylor Patrick Lockwood-Taylor	Principal Executive Officer	September 9, 2024

/s/ Eduardo Bezerra Eduardo Bezerra	Principal Accounting Officer and Principal Financial Officer	September 9, 2024

/s/ Sonia Hollies Sonia Hollies	Officer of Perrigo Global Holdings Inc., the Registrant’s Member	September 9, 2024